UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Airgas, Inc.

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Airgas, Inc
259 N. Radnor-Chester Road
Suite 100
Radnor, PA 19087-5283
(610) 687-5253 Fax: (610) 687-1052 http://www.airgas.com

To:	All Airgas Associates

From:	Peter McCausland

Date:	March 29, 2010

Subject:	Staying in Focus

As I have said many times: the most exciting time at Airgas is today! Thanks to your continued focus, we are delivering on our strategic plans and are clearly making a difference for our longtime and newly-won customers. In the time since Air Products first announced its unsolicited proposal to acquire Airgas, which our Board of Directors unanimously rejected as grossly inadequate, we have emphasized the need to conduct business as usual by serving our customers and growing our business. Airgas associates have done exactly that, and once again you have demonstrated the kind of inspirational dedication and mettle that are hallmark characteristics of the Airgas culture. I am not surprised, given your history of superior performance, and I wanted to take a moment to recap some of the ways we are succeeding.

New Business

Over the past several weeks we have signed a number of exciting new business agreements, many of which underscore the value in the recent alignment of our sales and marketing organization with our diverse customer segments. For example, we have a new 15-year agreement with XCOR Aerospace to supply liquid oxygen and helium for XCOR’s high-performance rocket propulsion engines, among the cleanest systems ever designed. We have signed new supply agreements with Case Western Reserve University, which is ranked among the country’s top research universities, and Utilities Service Alliance, a non-profit cooperative of 15 electric utilities that operate 17 nuclear power stations across the United States. Furthermore, we have recently announced extended supply agreements with several of our existing partners including Goodrich Corporation and Illinois Tool Works. Our service culture continues to shine as we enhance our business relationships and help our partners find creative ways to improve their operations.

New Products

Airgas hosted a session at PITTCON 2010, during which we introduced two important new specialty gas equipment product lines. Our new line of remote monitoring systems for laboratory gases offers customers wired or wireless monitoring solutions, and we introduced a new line of analytical specialty gas regulators which were developed in response to customer requests for a low-cost and more lightweight option. On the bulk gas front, our Engineering Solutions Group recently launched the new Airgas FreezeRight™ line of cryogenic freezers to give food processors an optimal solution to their freezing and cooling challenges.

New Financings

Earlier this month we completed a very successful bond offering, capitalizing on the investment-grade credit ratings we attained last year. We issued $300 million of 2.85% senior notes due in 2013, and used the proceeds from the bond offering to reduce outstanding balances on our revolving credit facilities. Last week, we signed a two-year, $295 million receivables securitization agreement to replace the previous agreement that expires this month.

Helping Those in Need

We were pleased to support rescue efforts underway in Haiti through Partners In Health, an international health care organization that works in 12 countries to deliver quality health care to people and communities devastated by both poverty and disease. Airgas provided essential equipment to bring medical-grade oxygen to hospitals in Haiti. Also, our ongoing partnership with Operation Homefront to support deployed or wounded military service members and their families continues to produce results. Airgas associates brightened the holidays for many military families by voluntarily providing gifts and meals, and I’m pleased to report that we are now more than a third of the way towards completing our commitment to hire 100 veterans of Iraq and Afghanistan service, in spite of the impact of the challenging economy.

None of the above would have been possible without your hard work. You continue to demonstrate to our shareholders, day in and day out, that Airgas’ strategy is the right one. Rest assured that we have the right resources and expertise to navigate through these times, and we will work hard to preserve and enhance the shareholder value that we have created through the years. As we wrap up our Fiscal 2010 this week and embark upon Fiscal 2011, I again encourage you to focus on those things that you can control: safe and efficient execution and outstanding service to our customers.

Thank you again for your support.

Peter McCausland Chairman and Chief Executive Officer

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

In addition, Airgas may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the SEC on June 1, 2009, and its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009. To the extent holdings of Airgas securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. These statements may include, but are not limited to our having strong prospects for organic and acquisition growth in the coming years; the economy just beginning its recovery; the view that under the terms of Air Products’ proposal, our stockholders would sacrifice real value and opportunity; our belief that a combination of our two companies could destroy rather than create value; our belief that Air Products’ tender offer would be highly likely to be subject to substantial delays related to U.S. antitrust clearance; and our prospects for continued growth and stockholder value creation. We intend that such forward-looking statements be subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: adverse changes in customer buying patterns resulting from further deterioration in current economic conditions; weakening in the operating and financial performance of our customers, which can negatively impact our sales and ability to collect our accounts receivable; postponement of projects due to the recession; customer acceptance of price increases; the success of implementing and continuing our cost reduction programs; supply cost pressures; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our ability to achieve acquisition synergies; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; increases in energy costs and other operating expenses eroding planned cost savings; higher than expected implementation costs of the SAP system; conversion problems related to the SAP system that disrupt our business and negatively impact customer relationships; the impact of tightened credit markets on our customers; the impact of changes in tax and fiscal policies and laws; the potential for increased expenditures relating to compliance with environmental regulatory initiatives; the impact of new environmental, healthcare, tax, accounting, and other regulation; continued potential liability under the Multiemployer Pension Plan Amendments Act of 1980 with respect to our participation in or withdrawal from multi-employer pension plans for our union employees; the extent and duration of current recessionary trends in the U.S. economy; the effect of catastrophic events; political and economic uncertainties associated with current world events; and other factors described in Airgas’ reports, including its March 31, 2009 Form 10-K, subsequent Forms 10-Q, and other documents filed by Airgas with the SEC. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995, as amended, although other legal protections may apply.